Exhibit 10.4

Addendum of Unprotected Lease Agreement dated June 16, 2006

Drawn up and signed on the ___ day of the month of January, 2012

Between:	Africa Israel Properties Ltd Ayalot Investments (Ramat Vered) 1994 Ltd Sharda Ltd (Hereinafter: “the Lessor”) Of the first part;

And between:	SciGen (IL) Ltd Company No. 513679555 42 HaYarkon St., Yavne 81227 (Hereinafter: “the Lessee”) Of the second part;

Whereas:	On June 16, 2006 the parties signed a lease agreement including all appendixes thereof with relation to the leased premises situated in Rehovot Park in block 3649, part of parcels 8-9 (hereinafter: “the Park”) (the lease agreement including all appendixes thereof shall be referred hereinafter: “the Lease Agreement”);

And whereas:

From time to time the Lessee signed addenda of the Lease Agreement to lease additional areas in the Park and the extension of the lease in the areas;

(The Lease Agreement, appendixes and addenda thereof shall be referred hereinafter: “Total Agreement”);

And whereas:	At the time of signing this Addendum the total area of the areas that the Lessee leases from the Lessor are the following: an area of 1,718sqm gross in floor B of the Building known as Stage C, an area of 404sqm gross in floor A of the building known as Stage C, an area of 420sqm gross and an area of 134sqm gross in floor B of the Building known as stage A (all the said areas shall be referred collectively and for the sake of convenience hereinafter: “the Leased Premises”);

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And whereas:	At the time of signing this Addendum the Lessee uses the area of a floor protected space (“mamak”) of approximately 35sqm gross as an authorized person in the building known as Stage C of the Park, in the interim floor between floors 2 and 3 in the west wing (hereinafter: “Authorized Area”);

And whereas:	The term of lease of the Lessee in the Leased Premises and in the Authorized Area expires on January 31, 2012 in accordance with the Total Agreement;

And whereas:	The Lessee wishes to extend the term of lease in the Leased Premises and in the Authorized Area and the Lessor agrees to the said in accordance with the provisions set forth hereunder;

Therefore, it is Declared, Stipulated and Agreed between the Parties as Follows:

General, appendixes and interpretation

1.	The preamble to this Agreement shall be deemed an integral part hereof.

2.	The headings of the sections will serve for the purpose of orientation and convenience only, and will not serve for the purpose of interpreting the Agreement.

3.	The said in this Addendum shall amend and modify the Comprehensive Agreement solely with relation to sections and/or provisions that are amended and/or added expressly in this Addendum. The sections that are amended and/or modified shall prevail the said in the Total Agreement. The other terms set forth in the Total Agreement shall fully apply to the lease during the Additional Term of Lease, within its meaning hereunder and shall remain unchanged.

Extension of the Term of Lease and the conditions of lease

4.	Subject to the provisions set forth in this Addendum the Term of Lease of the Lessee in the Leased Premises and in the Authorized Area is hereby extended for an additional Term of Lease of 5 years (the extended Term of Lease shall be referred hereinafter: “Additional Term of Lease”) as of February 1, 2012 and until January 31, 2017.

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5.	In the first year of the Additional Term of Lease the Lessee shall pay for the Leased Premises monthly rent in the amount of NIS 24.75 for each 1sqm gross of the area of the Leased Premises, in addition to statutory VAT.

6.	As of the second year of the Additional Term of Lease and until expiration of the Additional Term of Lease the Lessee shall pay for the Leased Premises monthly rent in the amount of NIS 25.98 for each 1sqm gross of the area of the Leased Premises in addition to statutory VAT.

7.	Rent in respect of the Leased Premises during the Additional Term of Lease shall incur an addition of linkage differentials to the consumer price index (including fruits and vegetables) for the month of December 2011 that was published on January 15, 2012 (which is ___________ points).

Insurances

8.	As a condition for its right to possess the Leased Premises and the Authorized Area during the Additional Term of Lease the Lessee undertakes to present to the Lessor a certificate of insurance for the Leased Premises and the Authorized Area in the form specified in the Lease Agreement with relation to the Additional Term of Lease, signed by the insurer on behalf of the Lessee, at the time of signing this Addendum.

Guarantees

9.	The Lessee undertakes to extend the effect of the insurances and the guarantees that were provided by the Lessee in accordance with the Total Agreement in such manner that they are in effect during the Additional Term of Lease in the Leased Premises and in the Authorized Area and present to the Lessor the securities and the guarantees whose effect was extended as aforesaid at the time of signing this Addendum.

10.	Such securities and guarantees as aforesaid, to the extent that it is not necessary to extend their effect, shall continue to be in effect also during the Additional Term of Lease in the Leased Premises and the Authorized Area and shall assure the performance of the undertakings of the Lessee in accordance with the Total Agreement and in accordance with this Addendum also during the Additional Term of Lease in the Leased Premises and in the Authorized Area.

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Miscellaneous

11.	The other terms set forth in the Total Agreement that were not modified in this Addendum shall be in full force and effect and shall bind the parties in respect of the Leased Premises and the Authorized Area during the Additional Term of Lease.

12.	In the event of discrepancy between the provisions set forth in this Addendum and the provisions set forth in the Total Agreement the provisions set forth in this Addendum shall prevail.

[Signature and Stamp: Africa Israel Properties Ltd] [Signature and Stamp: Ayalot Investments (Ramat Vered) 1994 Ltd [Signature and Stamp: Sharda Ltd]	[Signature and Stamp: SciGen Il Ltd 513679555]
The Lessor	The Lessee